UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  June 20, 2019

XCEL BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37527	76-0307819
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 Broadway, New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (347) 727-2474
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01	Entry Into a Material Definitive Agreement
On June 20, 2019 and effective as of May 1, 2019, Xcel Brands, Inc., (the “Company”) and Isaac Mizrahi (“Mizrahi”) entered into the Second Amendment (the “Amendment”) to the Employment Agreement dated as of December 24, 2013 (the “Agreement’). Pursuant to the Amendment, Mizrahi agreed to use his best efforts to schedule twenty (20) extra appearances on QVC for 2019 and the Company agreed to pay to Mizrahi Six Thousand Dollars ($6,000) per extra appearance. In addition, the DRT Revenue Bonus (as defined in the Agreement) was amended for 2019 to provide that the 2019 DRT Revenue Bonus shall be equal to (i) 7.5% of the aggregate DRT Revenue to up to DRT Revenue based on annual gross sales plan given to the Company by QVC for 2019 (the “2019 Plan”) plus (ii) 25% of DRT Revenue based on QVC sales in excess of the 2019 Plan.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Second Amendment to Employment Agreement by and between Xcel Brands, Inc. and Isaac Mizrahi made as of June 20, 2019 and effective as of May 1, 2019.	.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL BRANDS, INC. (Registrant)

By:	/s/ James F. Haran
	Name:	James F. Haran
	Title:	Chief Financial Officer
Date: June 25, 2019